Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
07-14

Contacts:	James F. Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Kip Rupp / krupp@drg-e.com
	713-629-7600	DRG&E
713-529-6600
QUANTA SERVICES, INC. ACQUIRES INFRASOURCE SERVICES, INC.
IN ALL-STOCK TRANSACTION
➢    InfraSource Stockholders Approve Merger Agreement
➢    Quanta Stockholders Approve Issuance of Shares of Quanta Common Stock
HOUSTON, Texas and MEDIA, Pa. — Aug. 30, 2007 — Quanta Services, Inc. (NYSE:PWR) today announced the closing of the acquisition of InfraSource Services, Inc. (NYSE:IFS) through an all-stock merger. As a result of the merger, InfraSource became a wholly owned subsidiary of Quanta. The acquisition provides Quanta with expanded tools and resources to build the infrastructure required to meet the growing demand for electric power, gas and telecommunications services.
“Our strategy remains clear: deliver value to our stockholders; quality infrastructure services to our customers; and growth opportunities for our employees,” said John R. Colson, chairman and chief executive officer. “This acquisition enhances our engineering, distribution and transmission capabilities, substation construction services, gas distribution capabilities and industrial service offerings and adds a unique dark fiber leasing business. With a skilled, mobile workforce of 16,000 employees, the largest equipment fleet in the industry, innovative technologies and proprietary methodologies, we are better positioned to meet the growing demands of our customers.”
InfraSource announced that its stockholders approved the previously announced agreement and plan of merger, dated March 18, 2007, among Quanta, Quanta MS Acquisition, Inc., a wholly owned subsidiary of Quanta, and InfraSource at a special meeting of stockholders held today in Philadelphia. Under the terms of the merger agreement, InfraSource stockholders will receive total consideration equal to 1.223 shares of Quanta common stock for each outstanding share of InfraSource common stock. Approximately
33 million of InfraSource’s total outstanding shares, or approximately 81.6 percent, voted. Of the shares voted, 99.9 percent voted for the approval of the transaction.
Quanta announced that at a special meeting of the Quanta stockholders held today in Houston, its stockholders approved the issuance of the additional shares of Quanta common stock that will be issued to InfraSource stockholders pursuant to the merger agreement referenced above. Approximately 100 million of Quanta’s total outstanding shares, or approximately 84.1 percent, voted. Of the shares voted, 99.8 percent voted for the approval of the issuance of shares.
“Our existing board is further strengthened by the addition of three former InfraSource directors,” said Colson. “We welcome David R. Helwig, Frederick W. Buckman and J. Michal Conaway, who each bring industry experience and business insight to their new positions on the Quanta board.”
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In connection with the merger, Quanta will issue approximately 50.2 million shares of common stock to the stockholders of InfraSource as consideration for the acquisition, which represents approximately 25 percent of the outstanding shares of Quanta common stock, on a fully diluted basis, following the merger.
InfraSource stock will cease trading at the close of business today.
About Quanta Services, Inc.
Quanta Services (NYSE: PWR) is a leading specialized contracting services company, delivering infrastructure network solutions for the electric power, natural gas, telecommunications and cable television industries. The company’s comprehensive services include engineering, designing, installing, repairing and maintaining network infrastructure nationwide. With operations in all 50 states and Canada, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or even international in scope.
FORWARD-LOOKING STATEMENTS
Statements about Quanta’s and InfraSource’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Quanta’s and InfraSource’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the new combined company, including Quanta’s and InfraSource’s expected combined financial and operating results. There are a number of risks and uncertainties that could cause results to differ materially from those indicated by such forward-looking statements, including the failure to effectively integrate the combined operations and realize anticipated savings and synergies; and the potential adverse effect of other economic, business, and/or competitive factors on the combined companies. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the joint proxy statement/prospectus filed by Quanta and InfraSource and Quanta’s and InfraSource’s respective Form 10-K reports for the fiscal year ended December 31, 2006 and any other filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC’s website at http://www.sec.gov and through Quanta’s and InfraSource’s websites at www.quantaservices.com and www.infrasourceinc.com. Quanta and InfraSource expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
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